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Exhibit 99.1

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-N

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS
BY FOREIGN BANKS AND FOREIGN INSURANCE
COMPANIES AND CERTAIN OF THEIR HOLDING COMPANIES
AND FINANCE SUBSIDIARIES MAKING PUBLIC OFFERINGS
OF SECURITIES IN THE UNITED STATES

A.
Name of issuer or person filing ("Filer"): Essent Group Ltd.

B.
This is (select one):

  ☒ an original filing for the Filer

  ☐ an amended filing for the Filer

C.
Identify the filing in conjunction with which this Form is being filed:

  Name of registrant Essent Group Ltd.

  Form type S-3

  File Number (if known)

  Filed by Essent Group Ltd.

  Date Filed (if filed concurrently, so indicate) February 27, 2015 (concurrently with S-3 filing)

D.
The Filer is incorporated or organized under the laws of (Name of the jurisdiction under whose laws the filer is organized or incorporated)

    Bermuda

  and has its principal place of business at (Address in full and telephone number)

    Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda; (441) 297-9901

E.
The Filer designates and appoints (Name of United States person serving as agent)

  The Corporation Trust Company ("Agent") located at (Address in full in the United States and telephone number) 1015 15th Street N.W., Suite 1000, Washington, DC 20005; Telephone number: (202) 572-3100 as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

  (a)
  any investigation or administrative proceeding conducted by the Commission, and

  (b)
  any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or any of its territories or possessions or of the District of Columbia, arising out of or based on any offering made or purported to be made in connection with the securities registered by the Filer on Form (Name of Form) S-3 filed on (Date) February 27, 2015 or any purchases or sales of any security in connection therewith. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon, such agent for service of process, and that the service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.
Each person filing this Form stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-N if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the Filer's last registration statement or report, or amendment to any such registration statement or report, filed with the Commission under the Securities Act of 1933 or Securities Exchange Act of 1934. Filer further undertakes to advise the Commission promptly of any change to the Agent's name or address during the applicable period by amendment of this Form referencing the file number of the relevant registration form in conjunction with which the amendment is being filed.

G.
Each person filing this form undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to the form referenced in paragraph E or transactions in said securities.

  The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the

City of Hamilton	Country of Bermuda
this 27th day of February	2015 A.D.
Filer:	By (Signature and Title):
Essent Group Ltd.	/s/ PAUL WOLLMANN Paul Wollmann, Senior Vice President

        This statement has been signed by the following persons in the capacities and on the dates indicated.

The Corporation Trust Company
/s/ ANN J. WILLIAMS
Name:	Ann J. Williams, Assistant Vice President
Title:	Authorized Agent for Service of Process in the United States

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  Exhibit 99.1